UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!
NETFLIX, INC. 2024 Annual Meeting Vote by June 5, 2024 11:59 PM ET

V38752-P03992

You invested in NETFLIX, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 6, 2024.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote Virtually at the Meeting* June 6, 2024 3:00 PM Pacific Time
Point your camera here and
vote without entering a
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Virtually at: www.virtualshareholdermeeting.com/NFLX2024

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	To elect nine directors to hold office until the 2025 Annual Meeting of Stockholders.

Nominees:

1a.	Richard Barton	For

1b.	Mathias Döpfner	For

1c.	Reed Hastings	For

1d.	Jay Hoag	For

1e.	Greg Peters	For

1f.	Ambassador Susan Rice	For

1g.	Ted Sarandos	For

1h.	Brad Smith	For

1i.	Anne Sweeney	For

2.	Ratification of appointment of independent registered public accounting firm.	For

3.	Advisory approval of named executive officer compensation.	For

4.	Stockholder proposal entitled, “Report on Netflix’s Use of Artificial Intelligence,” if properly presented at the meeting.	Against

5.	Stockholder proposal entitled, “Corporate Financial Sustainability Proposal,” if properly presented at the meeting.	Against

6.	Stockholder proposal entitled, “Director Election Resignation Bylaw Proposal,” if properly presented at the meeting.	Against

7.	Stockholder proposal entitled, “Amendments to the Code of Ethics and report on the board members’ compliance with the amended code,” if properly presented at the meeting.	Against

8.	Stockholder proposal entitled, “Proposal 8 - Special Shareholder Meeting Improvement,” if properly presented at the meeting.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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